For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES THIRD QUARTER FISCAL YEAR 2011 RESULTS

Company Reports Third Consecutive Quarter of Year-over-Year Improvement in Revenue and Operating Income

LITTLE ROCK, Ark. – January 26, 2011 — Acxiom® Corporation (Nasdaq: ACXM) a recognized leader in marketing services and technology, today announced financial results for the third quarter of fiscal year 2011 ended December 31, 2010. Acxiom will hold a conference call at 10:00 a.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The company will reference presentation slides that will be available on the website prior to the call.

John Meyer, Acxiom’s chief executive officer and president, said, “We are pleased that Acxiom delivered another solid performance in the third quarter of fiscal 2011. This represents our third consecutive quarter of year-over-year revenue and operating income growth. This quarter’s performance was driven by the continued execution against our strategy and was aided by the general improvement in client spending in our core markets.”

Third Quarter 2011 Highlights:

·	Revenue increased by 5.4% in the current quarter ended December 31, 2010 to $299.1 million, compared to $283.8 million for the quarter ended December 31, 2009.

·
Income from operations of $34.6 million in the current-year third quarter compared to income from operations of $29.9 million in the third quarter of the prior year. Excluding the impact of unusual items which are described below, income from operations in the current quarter would be $30.9 million, a 3.6% increase over the prior-year quarter.

·
Earnings per diluted share attributable to Acxiom stockholders of $0.25 in the current quarter, compared to $0.18 in the third quarter of fiscal 2010. Excluding the impact of unusual items described below, earnings per diluted share attributable to Acxiom stockholders would be $0.19 in the current period, a 5.6% increase over the prior-year quarter.

ACXIOM ANNOUNCES THIRD QUARTER FISCAL YEAR 2011 RESULTS

The company recorded adjustments to restructuring and legal accruals during the quarter totaling $3.6 million recorded in gains, losses and other items, net. In addition, during the quarter, the company reduced a reserve for unrecognized tax benefits by approximately $3.5 million due to the expiration of the related statute of limitations. These two items combined increased earnings per share attributable to Acxiom shareholders by 6 cents.

·	Operating cash flow of $64.2 million, compared to $74.5 million in the third quarter a year ago.

·
Free cash flow available to equity of $35.1 million, compared to $49.0 million in the third quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

·
Information Services: Revenue for the quarter ended December 31, 2010 was $232.8 million, up 6.6%, compared to $218.3 million for the quarter ended December 31, 2009. Income from operations for the current third quarter was $26.4 million, down 4.3% compared to $27.6 million in the prior-year third quarter.

·
Information Products: Revenue for the quarter increased 1.3% to $66.3 million, compared with $65.5 million in the third quarter a year ago. Income from operations for the quarter was $4.5 million, compared to $2.8 million in the third quarter of the previous year.

Fiscal Year 2011 Year-To-Date Highlights:

·	Revenue increased by 6.2% in the current year nine-month period, to $861.2 million, compared to $810.9 million for the same period last year.

·
Income from operations of $84.0 million for the first nine months of fiscal year 2011, up 32.0%, compared to income from operations of $63.6 million in the comparable nine-month period of fiscal 2010.  Excluding the impact of unusual items described above, income from operations in the current year would be $80.3 million, a 26.3% increase over the prior year.

·
Earnings per diluted share attributable to Acxiom stockholders of $0.54 for the current year nine-month period, compared to $0.35 in the comparable nine-month period last year. Excluding the impact of unusual items noted above, earnings per diluted share attributable to Acxiom stockholders would be $0.47 for the current year nine-month period.

·	Operating cash flow of $124.2 million in the current fiscal year nine-month period, compared to $151.4 million in the prior year nine-month period.

ACXIOM ANNOUNCES THIRD QUARTER FISCAL YEAR 2011 RESULTS

·
Free cash flow available to equity of $38.5 million for the nine months ended December 31, 2010, compared to $65.2 million for the nine months ended December 31, 2009. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Web Link to Financials

You may link to http://www.acxiom.com/FY11_Q3_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, the Middle East and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding an improvement in the economic outlook, and the possibility of continued future growth. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties,

ACXIOM ANNOUNCES THIRD QUARTER FISCAL YEAR 2011 RESULTS

including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Reports on Form 10-K for the year ended March 31, 2010, which was filed with the Securities and Exchange Commission on May 26, 2010.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2010	2009	Variance	Variance

Revenue:
Services	232,798	218,340	14,458	6.6%
Products	66,312	65,467	845	1.3%
Total revenue	299,110	283,807	15,303	5.4%

Operating costs and expenses:
Cost of revenue
Services	178,586	163,206	(15,380)	(9.4%)
Products	48,258	46,727	(1,531)	(3.3%)
Total cost of revenue	226,844	209,933	(16,911)	(8.1%)

Services gross margin	23.3%	25.3%
Products gross margin	27.2%	28.6%
Total gross margin	24.2%	26.0%

Selling, general and administrative	41,331	43,477	2,146	4.9%
Gains, losses and other items, net	(3,640)	538	4,178	776.6%

Total operating costs and expenses	264,535	253,948	(10,587)	(4.2%)

Income from operations	34,575	29,859	4,716	15.8%

Other income (expense):
Interest expense	(6,006)	(5,687)	(319)	(5.6%)
Other, net	(299)	198	(497)	(251.0%)

Total other income (expense)	(6,305)	(5,489)	(816)	(14.9%)

Earnings before income taxes	28,270	24,370	3,900	16.0%

Income taxes	7,856	10,212	2,356	23.1%

Net earnings	20,414	14,158	6,256	44.2%

Less: Net loss attributable to noncontrolling interest	(409)	(104)	(305)	-

Net earnings attributable to Acxiom	20,823	14,262	6,561	46.0%

Earnings per share:

Basic	0.25	0.18	0.07	38.9%

Diluted	0.25	0.18	0.07	38.9%

Earnings per share attributable to Acxiom stockholders:

Basic	0.26	0.18	0.08	44.4%

Diluted	0.25	0.18	0.07	38.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2010	2009	Variance	Variance

Revenue:
Services	669,038	627,879	41,159	6.6%
Products	192,136	183,014	9,122	5.0%
Total revenue	861,174	810,893	50,281	6.2%

Operating costs and expenses:
Cost of revenue
Services	518,923	488,574	(30,349)	(6.2%)
Products	142,349	138,775	(3,574)	(2.6%)
Total cost of revenue	661,272	627,349	(33,923)	(5.4%)

Services gross margin	22.4%	22.2%
Products gross margin	25.9%	24.2%
Total gross margin	23.2%	22.6%

Selling, general and administrative	119,560	119,084	(476)	(0.4%)
Gains, losses and other items, net	(3,619)	858	4,477	521.8%

Total operating costs and expenses	777,213	747,291	(29,922)	(4.0%)

Income from operations	83,961	63,602	20,359	32.0%

Other income (expense):
Interest expense	(18,164)	(16,615)	(1,549)	(9.3%)
Other, net	(639)	303	(942)	(310.9%)

Total other income (expense)	(18,803)	(16,312)	(2,491)	(15.3%)

Earnings before income taxes	65,158	47,290	17,868	37.8%

Income taxes	22,611	19,493	(3,118)	(16.0%)

Net earnings	42,547	27,797	14,750	53.1%

Less: Net loss attributable to noncontrolling interest	(1,362)	(104)	(1,258)	-

Net earnings attributable to Acxiom	43,909	27,901	16,008	57.4%

Earnings per share:

Basic	0.53	0.35	0.18	51.4%

Diluted	0.52	0.35	0.17	48.6%

Earnings per share attributable to Acxiom stockholders:

Basic	0.55	0.35	0.20	57.1%

Diluted	0.54	0.35	0.19	54.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,
	2010	2009

Basic earnings per share:

Numerator - net earnings	20,414	14,158

Denominator - weighted-average shares outstanding	80,233	79,068

Basic earnings per share	0.25	0.18

Diluted earnings per share:

Numerator - net earnings	20,414	14,158

Denominator - weighted-average shares outstanding	80,233	79,068

Dilutive effect of common stock options, warrants and restricted stock	1,865	802

	82,098	79,870

Diluted earnings per share	0.25	0.18

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	20,823	14,262

Denominator - weighted-average shares outstanding	80,233	79,068

Basic earnings per share attributable to Acxiom stockholders	0.26	0.18

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	20,823	14,262

Denominator - weighted-average shares outstanding	80,233	79,068

Dilutive effect of common stock options, warrants, and restricted stock	1,865	802

	82,098	79,870

Diluted earnings per share attributable to Acxiom stockholders	0.25	0.18

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2010	2009

Basic earnings per share:

Numerator - net earnings	42,547	27,797

Denominator - weighted-average shares outstanding	80,007	78,883

Basic earnings per share	0.53	0.35

Diluted earnings per share:

Numerator - net earnings	42,547	27,797

Denominator - weighted-average shares outstanding	80,007	78,883

Dilutive effect of common stock options, warrants and restricted stock	1,606	537

	81,613	79,420

Diluted earnings per share	0.52	0.35

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	43,909	27,901

Denominator - weighted-average shares outstanding	80,007	78,883

Basic earnings per share attributable to Acxiom stockholders	0.55	0.35

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	43,909	27,901

Denominator - weighted-average shares outstanding	80,007	78,883

Dilutive effect of common stock options, warrants, and restricted stock	1,606	537

	81,613	79,420

Diluted earnings per share attributable to Acxiom stockholders	0.54	0.35

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2010	2009

Information services	232,798	218,340
Information products	66,312	65,467

Total revenue	299,110	283,807

Income from operations:

Information services	26,390	27,565
Information products	4,545	2,832
Other	3,640	(538)

Total income from operations	34,575	29,859

Margin:

Information services	11.3%	12.6%
Information products	6.9%	4.3%

Total margin	11.6%	10.5%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2010	2009

Information services	669,038	627,879
Information products	192,136	183,014

Total revenue	861,174	810,893

Income from operations:

Information services	70,221	63,374
Information products	10,121	1,086
Other	3,619	(858)

Total income from operations	83,961	63,602

Margin:

Information services	10.5%	10.1%
Information products	5.3%	0.6%

Total margin	9.7%	7.8%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2010	2010	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	203,936	224,104	(20,168)	(9.0%)
Trade accounts receivable, net	171,695	168,522	3,173	1.9%
Deferred income taxes	11,863	11,874	(11)	(0.1%)
Refundable income taxes	2,071	-	2,071	100.0%
Other current assets	55,468	54,205	1,263	2.3%

Total current assets	445,033	458,705	(13,672)	(3.0%)

Property and equipment	877,192	824,084	53,108	6.4%
Less - accumulated depreciation and amortization	618,490	587,245	31,245	5.3%

Property and equipment, net	258,702	236,839	21,863	9.2%

Software, net of accumulated amortization	31,018	38,845	(7,827)	(20.1%)
Goodwill	488,381	470,261	18,120	3.9%
Purchased software licenses, net of accumulated amortization	43,077	51,356	(8,279)	(16.1%)
Deferred costs, net	85,792	68,914	16,878	24.5%
Data acquisition costs	19,820	21,931	(2,111)	(9.6%)
Other assets, net	14,429	16,569	(2,140)	(12.9%)

	1,386,252	1,363,420	22,832	1.7%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	30,764	42,106	11,342	26.9%
Trade accounts payable	43,757	42,774	(983)	(2.3%)
Accrued payroll and related expenses	32,485	36,517	4,032	11.0%
Other accrued expenses	69,786	75,632	5,846	7.7%
Deferred revenue	66,441	55,567	(10,874)	(19.6%)
Income taxes	-	2,460	2,460	100.0%

Total current liabilities	243,233	255,056	11,823	4.6%

Long-term debt	414,307	458,629	44,322	9.7%

Deferred income taxes	69,174	61,284	(7,890)	(12.9%)

Other liabilities	8,834	9,954	1,120	11.3%

Stockholders' equity:
Common stock	11,746	11,662	84	0.7%
Additional paid-in capital	832,065	814,929	17,136	2.1%
Retained earnings	526,152	482,243	43,909	9.1%
Accumulated other comprehensive income	9,554	4,167	5,387	129.3%
Treasury stock, at cost	(738,601)	(738,601)	0	0.0%
Total Acxiom stockholders' equity	640,916	574,400	66,516	11.6%
Noncontrolling interest	9,788	4,097	5,691	138.9%

Total equity	650,704	578,497	72,207	12.5%

	1,386,252	1,363,420	22,832	1.7%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2010	2009

Cash flows from operating activities:
Net earnings	20,414	14,158
Non-cash operating activities:
Depreciation and amortization	34,880	43,170
Loss (Gain) on disposal or impairment of assets	(317)	403
Deferred income taxes	302	14,381
Non-cash stock compensation expense	3,437	2,638
Changes in operating assets and liabilities:
Accounts receivable	585	1,814
Other assets	3,561	8,452
Deferred costs	(5,786)	(12,037)
Accounts payable and other liabilities	(3,626)	(6,109)
Deferred revenue	10,780	7,639
Net cash provided by operating activities	64,230	74,509
Cash flows from investing activities:
Sale of assets	-	1,058
Capitalized software	(1,025)	(1,846)
Capital expenditures	(16,322)	(9,479)
Data acquisition costs	(3,765)	(5,450)
Payments for investments	-	(1,000)
Net cash paid in acquisitions	-	(3,785)
Net cash used by investing activities	(21,112)	(20,502)
Cash flows from financing activities:
Payments of debt	(41,522)	(17,316)
Fees for debt refinancing	-	(4,563)
Sale of common stock	2,503	351
Proceeds from partner's contributions	347	457
Net cash used by financing activities	(38,672)	(21,071)
Effect of exchange rate changes on cash	106	12

Net change in cash and cash equivalents	4,552	32,948
Cash and cash equivalents at beginning of period	199,384	167,634
Cash and cash equivalents at end of period	203,936	200,582

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	6,052	6,221
Income taxes	1,913	(4,190)
Payments on capital leases and installment payment arrangements	5,726	7,309
Payments on software and data license liabilities	120	416
Other debt payments, excluding line of credit	2,143	2,091
Prepayment of debt	33,533	7,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	4,779	7,860

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2010	2009

Cash flows from operating activities:
Net earnings	42,547	27,797
Non-cash operating activities:
Depreciation and amortization	108,586	124,912
Loss (gain) on disposal or impairment of assets	(272)	410
Deferred income taxes	4,245	23,100
Non-cash stock compensation expense	9,897	8,288
Changes in operating assets and liabilities:
Accounts receivable	(7,913)	5
Other assets	(4,590)	11,913
Deferred costs	(28,407)	(15,381)
Accounts payable and other liabilities	(11,653)	(31,214)
Deferred revenue	11,744	1,548
Net cash provided by operating activities	124,184	151,378
Cash flows from investing activities:
Sale of assets	-	1,058
Capitalized software	(3,592)	(6,661)
Capital expenditures	(46,808)	(31,372)
Data acquisition costs	(10,716)	(14,231)
Payments from (for) investments	175	(1,000)
Net cash paid in acquisitions	(12,927)	(3,428)
Net cash used by investing activities	(73,868)	(55,634)
Cash flows from financing activities:
Payments of debt	(78,089)	(72,442)
Fees for debt refinancing	-	(4,563)
Sale of common stock	7,323	3,014
Acquisition of treasury stock	-	(307)
Proceeds from partner's contributions	480	457
Net cash used by financing activities	(70,286)	(73,841)
Effect of exchange rate changes on cash	(198)	1,513

Net change in cash and cash equivalents	(20,168)	23,416
Cash and cash equivalents at beginning of period	224,104	177,166
Cash and cash equivalents at end of period	203,936	200,582

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	17,728	16,807
Income taxes	22,995	(8,450)
Payments on capital leases and installment payment arrangements	17,105	22,607
Payments on software and data license liabilities	1,177	6,134
Other debt payments, excluding line of credit	6,274	6,201
Prepayment of debt	53,533	37,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	22,429	18,247
Software licenses and maintenance acquired under software obligation	-	611

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10	09/30/10	12/31/10	FY2011

Net cash provided by operating activities	16,166	60,703	74,509	87,904	239,282	16,988	42,966	64,230	124,184

Plus:
Sale of assets	-	-	1,058	-	1,058	-	-	-	-

Less:
Capitalized software	(2,384)	(2,431)	(1,846)	(1,596)	(8,257)	(1,226)	(1,341)	(1,025)	(3,592)
Capital expenditures	(7,431)	(14,462)	(9,479)	(26,536)	(57,908)	(8,752)	(21,734)	(16,322)	(46,808)
Data acquisition costs	(5,777)	(3,004)	(5,450)	(4,577)	(18,808)	(4,326)	(2,625)	(3,765)	(10,716)
Payments on capital leases and installment payment arrangements	(7,794)	(7,504)	(7,309)	(7,090)	(29,697)	(5,968)	(5,411)	(5,726)	(17,105)
Payments on software and data license liabilities	(3,878)	(1,840)	(416)	(1,392)	(7,526)	(893)	(164)	(120)	(1,177)
Other required debt payments	(2,052)	(2,058)	(2,091)	(3,597)	(9,798)	(2,103)	(2,028)	(2,143)	(6,274)

Total	(13,150)	29,404	48,976	43,116	108,346	(6,280)	9,663	35,129	38,512

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

										Q3 FY10 to Q3 FY11
	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10	09/30/10	12/31/10	FY2011%		$
Revenue:
Services	199,326	210,213	218,340	221,553	849,432	210,656	225,584	232,798	669,038	6.6%	14,458
Products	56,655	60,892	65,467	66,789	249,803	59,739	66,085	66,312	192,136	1.3%	845
Total revenue	255,981	271,105	283,807	288,342	1,099,235	270,395	291,669	299,110	861,174	5.4%	15,303

Operating costs and expenses:
Cost of revenue
Services	159,576	165,792	163,206	166,085	654,659	164,650	175,687	178,586	518,923	-9.4%	(15,380)
Products	45,919	46,129	46,727	45,835	184,610	45,771	48,320	48,258	142,349	-3.3%	(1,531)
Total cost of revenue	205,495	211,921	209,933	211,920	839,269	210,421	224,007	226,844	661,272	-8.1%	(16,911)

Selling, general and administrative	37,643	37,964	43,477	43,013	162,097	37,955	40,274	41,331	119,560	4.9%	2,146
Gains, losses and other items, net	347	(27)	538	(1,802)	(944)	(57)	78	(3,640)	(3,619)	776.6%	4,178

Total operating costs and expenses	243,485	249,858	253,948	253,131	1,000,422	248,319	264,359	264,535	777,213	-4.2%	(10,587)

Income from operations	12,496	21,247	29,859	35,211	98,813	22,076	27,310	34,575	83,961	15.8%	4,716
% Margin	4.9%	7.8%	10.5%	12.2%	9.0%	8.2%	9.4%	11.6%	9.7%
Other income (expense)
Interest expense	(5,505)	(5,423)	(5,687)	(5,865)	(22,480)	(5,898)	(6,260)	(6,006)	(18,164)	5.6%	(319)
Other, net	(118)	223	198	122	425	(451)	111	(299)	(639)	-251.0%	(497)
Total other income (expense)	(5,623)	(5,200)	(5,489)	(5,743)	(22,055)	(6,349)	(6,149)	(6,305)	(18,803)	14.9%	(816)

Earnings before income taxes	6,873	16,047	24,370	29,468	76,758	15,727	21,161	28,270	65,158	16.0%	3,900
Income taxes	2,679	6,602	10,212	13,106	32,599	6,291	8,464	7,856	22,611	23.1%	2,356

Net earnings	4,194	9,445	14,158	16,362	44,159	9,436	12,697	20,414	42,547	44.2%	6,256

Less: Net loss attributable
to noncontrolling interest	-	-	(104)	(286)	(390)	(369)	(584)	(409)	(1,362)	293.3%	(305)

Net earnings attributable to Acxiom	4,194	9,445	14,262	16,648	44,549	9,805	13,281	20,823	43,909	46.0%	6,561

Diluted earnings per share
attributable to Acxiom shareholders	0.05	0.12	0.18	0.21	0.56	0.12	0.16	0.25	0.54	38.9%	0.07

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

										Q3 FY10 to Q3 FY11
	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10	09/30/10	12/31/10	FY2011%		$
Revenue:

Services	199,326	210,213	218,340	221,553	849,432	210,656	225,584	232,798	669,038	6.6%	14,458
Products	56,655	60,892	65,467	66,789	249,803	59,739	66,085	66,312	192,136	1.3%	845

Total revenue	255,981	271,105	283,807	288,342	1,099,235	270,395	291,669	299,110	861,174	5.4%	15,303

Income from operations:

Services	15,838	19,971	27,565	27,639	91,013	20,879	22,952	26,390	70,221	-4.3%	(1,175)
Products	(2,995)	1,249	2,832	5,770	6,856	1,140	4,436	4,545	10,121	60.5%	1,713
Other	(347)	27	(538)	1,802	944	57	(78)	3,640	3,619	-776.6%	4,178

Total income from operations	12,496	21,247	29,859	35,211	98,813	22,076	27,310	34,575	83,961	15.8%	4,716

Margin:

Services	7.9%	9.5%	12.6%	12.5%	10.7%	9.9%	10.2%	11.3%	10.5%
Products	-5.3%	2.1%	4.3%	8.6%	2.7%	1.9%	6.7%	6.9%	5.3%

Total	4.9%	7.8%	10.5%	12.2%	9.0%	8.2%	9.4%	11.6%	9.7%